UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2023

QUANTUM-SI INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-39486	85-1388175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Old Whitfield Street
Guilford, Connecticut		06437
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 688-7374
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	QSI	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	QSIAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On June 9, 2021, Quantum-Si Incorporated (the “Company”), then operating under the name HighCape Capital Acquisition Corp. (“HighCape”), held a special meeting of stockholders (the “Special Meeting”) to approve certain matters relating to the business combination between HighCape and then privately held Quantum-Si Incorporated (the “Business Combination”). Among these matters was a proposal to amend Highcape's then effective Amended and Restated Certificate of Incorporation, to, among other things, (i) increase the total number of authorized shares of Class A common stock, par value $0.0001 per share, from 380,000,000 shares to 600,000,000 shares,, and (ii) opt out of the separate class voting requirements of Section 242(b)(2) of the Delaware General Corporation Law (the “DGCL”), providing that future increases or decreases to the authorized shares of the Company would not require a separate vote of the applicable class (collectively, the “Charter Amendments”).

The Charter Amendments were approved by a majority of the shares of the Company's Class A common stock and Class B common stock that were outstanding as of the record date for the Special Meeting, voting together as a single class. At the Special Meeting, the stockholders also voted to approve the Business Combination and, on that same date, the Company filed its Second Amended and Restated Certificate of Incorporation with the Delaware Secretary of State.

A recent ruling by the Court of Chancery has introduced uncertainty as to whether Section 242(b)(2) of the DGCL would have required the Charter Amendments to be approved by a separate vote of the majority of the Company's then-outstanding shares of Class A common stock, voting as a single class.

To resolve potential uncertainty with respect to the Company’s capital structure, and consistent with the approach taken by other similarly situated companies, on February 28, 2023, the Company filed a petition (the “Petition”) in the Court of Chancery pursuant to Section 205 of the DGCL seeking an order: (i) validating the Charter Amendments and the effectiveness of its Second Amended and Restated Certificate of Incorporation implementing the Charter Amendments, retroactive to the date of its original filing, and all amendments effected thereby and (ii) validating and declaring effective any securities issued in reliance on the validity of the Second Amended and Restated Certificate of Incorporation, effective as of the original date of issuance of such securities. Section 205 of the DGCL permits the Court of Chancery, in its discretion, to ratify and validate potentially defective corporate acts after considering a variety of factors. Concurrently with the filing of the Petition, the Company filed a motion to expedite the hearing on the Petition, which was subsequently granted on March 1, 2023, as described below.

On March 1, 2023, the Court of Chancery granted the motion to expedite and set a hearing date for the Petition to be heard. The hearing has been set for March 14, 2023 at 2:35 p.m. Eastern Time at the Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801. As ordered by the Court of Chancery, the Company is filing the Petition with this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1.

This Form 8-K constitutes notice of the hearing. If any stockholder of the Company wishes to express a position on the Petition, such stockholders of the Company may (i) appear at the hearing or (ii) file a written submission with the Register in Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, referring to the case caption, In re Quantum-Si Incorporated, C.A. No. 2023-0251-LWW (Del. Ch.), in advance of the hearing.  Any such written submission should also be emailed to the Company’s counsel, Ryan D. Stottmann, of Morris, Nichols, Arsht & Tunnell LLP at RStottmann@morrisnichols.com.

Forward-Looking Statements
Certain information in this Current Report on Form 8-K may be considered “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the  outcome or the timing of the Section 205 proceeding described above. If the Company is unsuccessful in the Section 205 proceeding, the uncertainty with respect to the Company’s capitalization could limit its ability to complete equity financing transactions or issue stock-based compensation to its employees, directors and officers until the underlying issues are definitively resolved. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements involve significant risks and uncertainties that could cause the Company's actual results to differ materially from the expected results. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Petition of Quantum-Si Incorporated Pursuant to 8 Del. C. § 205.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM-SI INCORPORATED
	By:	/s/ Claudia Drayton
	Name:	Claudia Drayton
	Title:	Chief Financial Officer

Date: March 2, 2023